Exhibit 5.1
                       [Letterhead of Davis & Gilbert LLP]

            4800

                                                February 7, 2001

EDG Capital Inc.
700 Stewart Avenue
Garden City, NY 11530

            Re: EDG Capital, Inc.

Ladies and Gentlemen:

            We have acted as counsel to EDG Capital, Inc., a New York corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the public resale by certain selling shareholders (the "Selling Shareholders") of (i) 3,483,550 shares of Common Stock of the Company, par value $.001 per share ("Common Stock"), that are presently outstanding, and (ii) 111,593 shares of Common Stock that may be issued upon the exercise of outstanding warrants (the "Warrant Shares").

            In connection with this opinion, we have examined originals, or copies certified to our satisfaction, of the certificate of incorporation of the Company, as amended, the By-Laws of the Company, as amended, the minutes and other records of the proceedings of the Board of Directors and of the shareholders of the Company, and such other documents, corporate and public records, agreements, and certificates of officers of the Company and of public and other officials, and we have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

            Based on and subject to the foregoing, we hereby advise you that, in our opinion, (i) the outstanding shares of Common Stock to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and validly issued, and are fully-paid and nonassessable, and (ii) the Warrant Shares, upon exercise of the warrants and payment of the exercise prices thereof to the Company in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

            Please be advised that this law firm owns 63,387 shares of the Common Stock.

            We hereby consent to the use and filing of this opinion in connection with the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and in the related prospectus.

                                                Very truly yours,


                                                /s/Davis & Gilbert LLP